EXHIBIT 1.1
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                                                                  EXECUTION COPY


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                        RIVERSIDE FOREST PRODUCTS LIMITED


                                 US$150,000,000


                          7-7/8% Senior Notes due 2014


                               Purchase Agreement


                                February 17, 2004


                            BEAR, STEARNS & CO. INC.
                              HARRIS NESBITT CORP.
                           HSBC SECURITIES (USA) INC.





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                        Riverside Forest Products Limited


                                 US$150,000,000

                          7-7/8% Senior Notes due 2014

                               PURCHASE AGREEMENT


                                                               February 17, 2004
                                                              New York, New York

BEAR, STEARNS & CO. INC.
BMO NESBITT BURNS INC.
HSBC SECURITIES (USA) INC.
         c/o Bear, Stearns & Co. Inc.
         383 Madison Avenue
         New York, NY, 10179

Ladies & Gentlemen:

         Riverside Forest Products Limited, a corporation incorporated under the laws of the Province of British Columbia, Canada (the "COMPANY"), proposes to issue and sell to Bear, Stearns & Co. Inc., Harris Nesbitt Corp. and HSBC Securities (USA) Inc. (each an "INITIAL PURCHASER" and, together, the "INITIAL PURCHASERS") US$150,000,000 in aggregate principal amount of 7-7/8% Series A Senior Notes due 2014 (the "SENIOR NOTES"), subject to the terms and conditions set forth herein. The Senior Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined), among the Company, the Current Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (the "TRUSTEE"). The Notes (as defined) will be fully and unconditionally guaranteed (the "GUARANTEES") as to payment of principal, interest, premium and Additional Amounts (as defined in the Offering Memorandum (as defined)) and Special Interest (as defined in the Registration Rights Agreement (as defined)), if any, on an unsecured senior basis, jointly and severally by each entity listed on EXHIBIT A hereto (collectively, the "CURRENT GUARANTORS") on the Closing Date (as defined) and by Lignum (as defined, and together with the Current Guarantors, the "GUARANTORS") on the Acquisition Closing Date (as defined). In this Agreement, references to "$" or "dollars" are to Canadian dollars and references to "US$" and "U.S. dollars" are to United States dollars. In this Agreement, "subsidiary" has the meaning assigned to "Subsidiary" in the Offering Memorandum.

         The net proceeds from the sale of the Senior Notes pursuant to this Agreement will be used (A) to acquire (the "ACQUISITION") all of the capital stock of Lignum Limited, a corporation incorporated under the laws of the Province of British Columbia, Canada ("LIGNUM"), pursuant to the acquisition agreement, dated as of February 1, 2004, among the Company, Leslie J. Kerr Ltd., John C. Kerr and Tim C. Kerr (the "ACQUISITION Agreement"), (B) to redeem, repay, retire and extinguish all of the Company's, Lignum's and their respective subsidiaries' existing indebtedness (the "REDEMPTION"), (C) to pay fees, premiums and expenses related to the

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Acquisition, Issuance (as defined) and the Redemption (as defined) and (D) for general corporate purposes, all as provided in the "Use of Proceeds" section of the Offering Memorandum (as defined). The Acquisition, together with (A) the Redemption, (B) the Offering (as defined), (C) the execution and delivery of a new revolving credit agreement, to be entered into contemporaneously with the closing of the Acquisition, among the Company and the other parties thereto (the "NEW CREDIT AGREEMENT"), (D) the execution and delivery of the guarantees and security documents contemplated by the New Credit Agreement (the "GUARANTEES AND SECURITY DOCUMENTS"), (E) the issuance (the "ISSUANCE") to John C. Kerr, the Chairman and Chief Executive Officer of Lignum, of $10.0 million of shares (the "SHARES") of the Company's common stock as partial consideration for the purchase of all of the capital stock of Lignum pursuant to the Acquisition Agreement and (F) the payment of related fees, premiums and expenses related to the Acquisition, the Redemption and the New Credit Agreement (including the Guarantees and Security Documents), shall collectively be referred to herein as the "TRANSACTIONS."

         Pending the consummation of the Acquisition, the Company will deposit an amount equal to 100% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest on the Senior Notes, to but not including, May 25, 2004, in an escrow account (the "ESCROW ACCOUNT") with the Trustee, in its capacity as escrow agent (the "ESCROW AGENT"), to be dated the Closing Date (as defined) (the "ESCROW AND SECURITY AGREEMENT"). The funds in the Escrow Account will be released on or before the 90th day following the Closing Date either to finance the Acquisition and the Redemption on the terms described in the Offering Memorandum (as defined) or, (a) if the Company determines that the Acquisition will not be consummated on or prior to the 90th day after the Closing Date and effects a special optional redemption of all of the Notes upon no less than five business days prior written notice to the Trustee, the Escrow Agent and each holder of the Notes or (b) in the event of a Special Mandatory Redemption (as defined in the Indenture), to finance the purchase price in connection therewith. In the event that the Acquisition is consummated on or before the Closing Date, the Company, the Current Guarantors and the Initial Purchasers agree to restate and amend this Agreement to remove references to the Escrow and Security Agreement and obligations related thereto, as well as the use of the note proceeds account as described in Section 3(c) hereof, and to provide that the conditions for release of the Escrow Property (as defined in the Escrow and Security Agreement) pursuant to the Escrow and Security Agreement shall instead constitute conditions to the closing of this Offering.

         Upon consummation of the Acquisition (the "ACQUISITION CLOSING DATE"), Lignum will execute a supplemental indenture to the Indenture to guarantee the Notes (the "SUPPLEMENTAL INDENTURE"), will become a party to this Agreement (to the effect set forth in ADDENDUM A hereto), and will enter into a supplement to the Registration Rights Agreement (as defined) (to the effect set forth in ADDENDUM A thereto), whereby Lignum will agree to be subject to the provisions of and agreements contained in those agreements as if it were an original signatory thereto. In addition, upon consummation of the Acquisition, the Senior Notes will become fully and unconditionally guaranteed by Lignum as to payment of principal, interest, premium and Additional Amounts and Special Interest, if any, on an unsecured senior basis, jointly and severally with the Current Guarantors.


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         1.       ISSUANCE OF SECURITIES. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of US$150,000,000 in principal amount of Senior Notes. The Senior Notes and the Exchange Notes (as defined) issuable in exchange therefor are collectively referred to herein as the "NOTES."

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "ACT"), or under applicable provisions of Canadian Securities Laws (as defined), the Senior Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
                  (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO RIVERSIDE FOREST PRODUCTS LIMITED THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF RIVERSIDE FOREST


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                  PRODUCTS LIMITED SO REQUESTS), (2) TO RIVERSIDE FOREST
                  PRODUCTS LIMITED (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]."


         2. OFFERING. The Senior Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated February 6, 2004 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated February 17, 2004 (the "OFFERING MEMORANDUM"), with respect to the offering and sale of the Senior Notes (the "OFFERING") (i) in the United States and (ii) outside the United States in offshore transactions in reliance upon Regulation S ("REGULATION S") under the Act, including in certain of the provinces of Canada (the "PRIVATE PLACEMENT PROVINCES"), upon the terms set forth in the Offering Memorandum, as amended or supplemented, and as contemplated in this Agreement. The Preliminary Offering Memorandum and Offering Memorandum used in connection with the offering and sale of the Senior Notes in the Private Placement Provinces will include certain additional information relating to the Offering in Canada and legends and other prescribed disclosure (the "WRAP Information") in accordance with applicable Canadian securities legislation in the Private Placement Provinces and the rules, regulations, instruments, orders and policy statements under such legislation (the "CANADIAN SECURITIES LAWS") and, for purposes of this Agreement, references to the "Preliminary Offering Memorandum" or "Offering Memorandum" shall be deemed to include, in the case of the Offering in Canada, the Wrap Information.

         The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Senior Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons (the "ELIGIBLE PURCHASERS") who are both (A) "accredited investors" under Multilateral Instrument 45-103-Capital Raising Exemptions of the Canadian Securities Administrators (as in effect on the date hereof) (the "CANADIAN ACCREDITED INVESTORS") and (B) either (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS") or (ii) non-U.S. persons outside the United States in reliance upon Regulation S under the Act and, in the case of offers and sales in a Private Placement Province, through a dealer registered in such Private Placement Province or under an exemption from the registered dealer requirement under Canadian Securities Laws and in accordance with exemptions from


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prospectus requirements under Canadian Securities Laws applicable in the
Province in which such person is resident (each, a "REG S INVESTOR"). The Initial Purchasers will offer the Senior Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Senior Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), among the Company, the Current Guarantors and the Initial Purchasers, to be dated the Closing Date, for so long as such Senior Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 7-7/8% Series B Senior Notes (the "EXCHANGE NOTES") and Guarantees thereof (the "EXCHANGE NOTE GUARANTEES") to be offered in exchange for (the "EXCHANGE OFFER") the Senior Notes and Guarantees thereof (the "NOTE GUARANTEES") and/or (ii) as and to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Senior Notes, and to use all commercially reasonable efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Senior Notes, the Exchange Notes, the Note Guarantees, the Exchange Note Guarantees, the Indenture, the New Credit Agreement, the Guarantees and Security Documents, the Acquisition Agreement, the Escrow and Security Agreement and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

         3. PURCHASE, SALE AND DELIVERY. (a) (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Senior Notes set forth opposite the name of such Initial Purchaser on EXHIBIT B attached hereto. The purchase price for the Senior Notes will be $972.50 per $1,000 principal amount Senior Note.

         (b) Delivery of the Senior Notes shall be made, against payment of the purchase price therefor, at the offices of Latham & Watkins LLP, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on February 25, 2004 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "CLOSING DATE."

         (c) On the Closing Date, one or more Senior Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate principal amount of the Senior Notes (the "GLOBAL NOTE") sold pursuant to Exempt Resales to Eligible Purchasers shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefore, by wire transfer of same day funds, to the note proceeds account that is governed by the Escrow and Security Agreement. The Company shall


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give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         4. AGREEMENTS OF THE COMPANY AND THE CURRENT GUARANTORS. Each of the Company and the Current Guarantors covenants and agrees with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing,
         (i) of the issuance by any state or provincial securities commission or any other regulatory authority of any stop order suspending the qualification or exemption from qualification of any Notes or the related Guarantees for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state or provincial securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Current Guarantors shall use all commercially reasonable efforts to prevent the issuance of any stop order, cease trade order or order suspending the qualification or exemption from qualification of any Notes or the related Guarantees under any state or provincial securities laws, including, but not limited to, Canadian Securities Laws, or Blue Sky laws or laws of any other applicable regulatory authority and, if at any time any state or provincial securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Notes or the related Guarantees under any state or provincial securities laws, including, but not limited to, Canadian Securities Laws, or Blue Sky laws or laws of any other applicable regulatory authority, the Company and the Current Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Current Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum during such period as in the opinion of counsel for the Initial Purchasers the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Senior Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and shall not have reasonably objected thereto within a reasonable time after being furnished a copy thereof. The Company and the Current Guarantors shall promptly


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         prepare, upon either of the Initial Purchaser's request, acting reasonably, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales or such market making activities.

                  (d) If, during the period referred to in 4(c) above, any event shall occur as a result of which, in the judgment of the Company and the Current Guarantors or in the reasonable opinion of counsel for the Company and the Current Guarantors or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Preliminary Offering Memorandum or the Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with the requirements of the Act or the rules and regulations of the Canadian Securities Laws, the Company shall (i) notify the Initial Purchasers and (ii) forthwith prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or the Offering Memorandum, as applicable, so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or the Offering Memorandum, as applicable, will comply with applicable law.

                  (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Notes and the Guarantees thereof under the securities laws, Canadian Securities Laws or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign or extra-provincial corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

                  (f) The Company and the Current Guarantors shall use all commercially reasonable efforts to secure compliance by the Company and the Guarantors with the Canadian Securities Laws on a timely basis in connection with the distribution of the Senior Notes to Eligible Purchasers in the Private Placement Provinces on a prospectus-exempt basis, including without limitation, by filing as soon as practicable and, in any event, within the periods stipulated under the Canadian Securities Laws all private placement forms, trade reports or other documents required to be filed by the Company and the Guarantors in connection with the Exempt Resales in the Private Placement Provinces, such filings to be in a form and on terms reasonably satisfactory to the Initial Purchasers.

                  (g) The Company shall use all commercially reasonable efforts to maintain its status as a reporting issuer, or its equivalent, under the securities laws of each of the


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         Provinces of British Columbia, Alberta, Saskatchewan, Manitoba,
         Ontario, Quebec and Nova Scotia, and to timely comply with its continuous disclosure and other obligations under Canadian Securities Laws.

                  (h) The Company shall use all commercially reasonable efforts to maintain its status as a "qualifying issuer" for the purposes of Multilateral Instrument 45-102 of the Canadian Securities Administrators and the corresponding provisions of Canadian Securities Laws.

                  (i) The Company shall allow the Initial Purchasers to conduct and complete all "due diligence" investigations to the same extent that each Initial Purchaser would reasonably require to fulfill its obligations as an underwriter if the Offering were registered under the Act and qualified for distribution under Canadian Securities Laws.

                  (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and document, recording or similar taxes incident to the performance of the obligations of the Company and the Guarantors hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements (including any amendments and supplements to the Wrap Information) thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the execution, issuance, authentication, packaging, transfer and delivery of the Senior Notes and the Note Guarantees endorsed thereon to the Initial Purchasers (including, without limitation, any stamp duty, value-added tax, withholding tax or other issuance or transfer taxes or duties or other duties payable upon the sale, issuance and delivery of the Senior Notes to the Initial Purchasers or subsequent purchasers and any charges of the Depository Trust Company, the Euroclear System or Clearstream Banking, S.A., (iv) all expenses and fees in connection with the issue and sale of the Senior Notes on a private placement basis pursuant to Canadian Securities Laws as required by the securities regulatory authority of each Private Placement Province (collectively, the "CANADIAN COMMISSIONS"); (v) the qualification or registration of the Notes and the related Guarantees for offer and sale under the securities laws of the several states and Canadian Securities Laws and the Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum), (vi) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vii) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants, (viii) one-half of the fees, disbursements and expenses of the Initial Purchasers' counsel, such one-half of the fees, disbursements and expenses not to exceed US$200,000; (ix) all fees and expenses of the Company and the Guarantors in connection with the approval of the Notes by DTC for "book-entry" transfer, (x) any fees charged by the rating agencies for the rating of the Senior Notes, (xi) the reasonable fees and expenses of the Trustee, the Escrow Agent and their counsel,


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         (xii) the performance by the Company and the Guarantors of their other obligations under this Agreement (including the Acquisition, the Redemption and the Issuance) and the other Operative Documents and
         (xiii) all travel, "roadshow" and other expenses incurred in connection with the marketing and sale of the Senior Notes, including attending or hosting meetings with prospective purchasers, except travel expenses related to the Initial Purchasers.


                  (k) To use the proceeds from the sale of the Senior Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (l) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                  (m) To do and perform all things required or necessary to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Senior Notes and the Note Guarantees.

                  (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Senior Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                  (o) Not to become, at any time prior to the expiration of three years after the Closing Date, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (p) During any period in which the Company and the Guarantors do not file reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                  (q) All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction, including any such withholding or deduction prospect of such additional amounts, shall equal the amounts that would have been received if no withholding or deduction had been made.


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

                  (r) To cause the Exchange Offer to be made in the appropriate form to permit registered Exchange Notes and the Exchange Note Guarantees to be offered in exchange for the Senior Notes and the Note Guarantees and to comply with all applicable United States and Canadian federal and state and provincial securities laws in connection with the Exchange Offer.

                  (s) To comply with all of its agreements set forth in the Registration Rights Agreement and all of its agreements set forth in the representation letter to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (t) To effect the inclusion of the Notes in The PORTAL MarketSM and to obtain approval of the Senior Notes by DTC for "book-entry" transfer.

                  (u) To take all reasonable action necessary to enable Standard and Poor's Rating Service, a division of McGraw Hill, Inc. and Moody's Investors Service, Inc. to provide their respective credit ratings of the Senior Notes.

                  (v)      Prior to the Closing Date and until the earlier of
         (A) 30 days subsequent to the Closing Date and (B) the completion of the distribution of the Senior Notes by the Initial Purchasers to Eligible Purchasers (which completion shall be evidenced by notice to the Company made by the Initial Purchasers upon request from the Company), not to issue any press release or other communications (except for routine communications in the ordinary course of business and consistent with past practice or as required by Canadian Securities Laws or the rules of any stock exchange on which the Company's securities are listed), directly or indirectly, or hold any press conference with respect to the issuance of the Senior Notes, the Company, Lignum or any of their respective subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, Lignum or any of their respective subsidiaries, without the prior consent of the Initial Purchasers, such consent not to be unreasonably withheld or delayed.

                  (w) During a period of two years following the Closing Date to the extent not publicly available on the Internet websites http://sedar.com or http://sec.gov, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company and the Guarantors shall mail or otherwise make available to their securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission, any Canadian Commission, the Toronto Stock Exchange or any other stock exchange or market on which securities of the Company or any Guarantor may be listed or quoted or any national securities exchange and such other publicly available information concerning the Company, Lignum or any of their respective subsidiaries, including without limitation, material change reports.

                  (x) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                  (y) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes. Except as permitted by the Act and Canadian Securities Laws, neither the Company nor any Guarantor will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

                  (z) To cause Lignum, contemporaneously with the consummation of the Acquisition, to duly and validly authorize the Redemption, to execute the Supplemental Indenture and to become a party to this Agreement (to the effect set forth in ADDENDUM A hereto) and the Registration Rights Agreement (to the effect set forth in ADDENDUM A thereto), in each case, as if it were a Current Guarantor on the date of such agreement and shall execute a counterpart signature page hereto and thereto and deliver any certificates, opinions or other deliverables that would have been required if it were a Current Guarantor on the date of such agreement.

                  (aa) To use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed under the Escrow and Security Agreement prior to or after the Closing Date and to satisfy all conditions precedent on the Company's, Lignum's and their respective subsidiaries' parts to deliver the Officers' Certificate attached as EXHIBIT A to the Escrow and Security Agreement by May 25, 2004.

                  (bb) On or prior to the consummation of the Transactions, the Company shall, and shall cause its subsidiaries, not to amend or waive any term, provision or condition of the Acquisition Agreement that could reasonably be expected to have a material adverse effect on the economic or legal rights and interests of the holders of the Notes.

                  (cc) When subject to the Exchange Act, the Company shall maintain disclosure controls and procedures (as defined in Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. When subject to the Exchange Act, the Company shall carry out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with 13a-15 of the Exchange Act, as applicable.

         5. REPRESENTATIONS AND WARRANTIES. (a) The Company and the Current Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

                  (i) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and as of the Closing Date does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company and the Current Guarantors in writing by the Initial Purchasers expressly for use therein. No stop order or cease trade order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act or the prospectus filing requirements of any Canadian Securities Laws has been issued and no proceeding for that purpose has commenced or, to the best knowledge of the Company or any of the Current Guarantors, is pending or is contemplated.

                  (ii) Each of the Company, Lignum and their respective subsidiaries (A) has been incorporated, continued or amalgamated, as applicable, and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, continuance or amalgamation, as applicable, (B) has corporate power and authority to carry on its businesses as now or proposed to be conducted as set forth in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and is in good standing as a foreign or extra-provincial corporation, except, in the case of Lignum, as disclosed in the Acquisition Agreement, in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to (x) have or result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company, Lignum and their respective subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Notes or (z) in any manner draw into question (i) the validity of this Agreement or any other Operative Document or the Transactions, including the Redemption, the Acquisition and the Issuance or (ii) the Trustee's first-priority security interest in the Escrow Property (as defined in the Escrow and Security Agreement) (any of the events set forth in clauses (x), (y) or
         (z), a "MATERIAL ADVERSE EFFECT").

                  (iii) As of the date hereof and as of the Closing Date, the Company and Lignum have no subsidiaries other than the entities listed on EXHIBIT C attached hereto.

                  (iv) As of the Closing Date, all of the outstanding capital stock of each of the subsidiaries of the Company is owned, and after consummation of the Transactions, all of the outstanding capital stock of each of the subsidiaries of the Company will be owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except for Permitted Liens (as defined in the Offering Memorandum); and all such securities have been duly authorized, validly issued, and are fully paid and non-assessable and were not issued in violation of any pre-emptive or similar rights.

                  (v) Except as disclosed in the Offering Memorandum, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of any subsidiary of the Company or Lignum (other than the Acquisition Agreement and an option granted by Lignum to the Xeni Gewt'in First Nations Government to purchase 50% of the outstanding shares of Dagish Enterprises Ltd.).

                  (vi) When the Senior Notes and the Note Guarantees are issued and delivered pursuant to this Agreement, no Senior Note or Note Guarantee will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (vii) Each of the Company and the Current Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided herein and therein and to consummate the Acquisition and the Redemption.

                  (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Current Guarantor and (assuming due execution by the Initial Purchasers) is the legally valid and binding agreement of the Company and each Current Guarantor, and, when duly authorized, executed (assuming due execution by the Initial Purchasers) and delivered by Lignum, will be the legally valid and binding agreement of Lignum, in each case, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity and except to the extent that this representation is qualified by the unenforceability of provisions providing for the indemnification of or contribution to a party with respect to a liability under certain circumstances by law or court decisions where such indemnification or contribution is contrary to public policy.

                  (ix) The Indenture has been duly and validly authorized by the Company and each Current Guarantor and, when duly executed (assuming due execution by the Trustee) and delivered by the Company and each Current Guarantor, will be the legally valid and binding agreement of the Company and each Current Guarantor, and when duly authorized, executed (and assuming due execution by the Trustee) and delivered by Lignum, will be the legally valid and binding agreement of Lignum, in each case, enforceable against each of them in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Offering Memorandum contains a summary of the terms of the Indenture, which is accurate in all material respects.

                  (x) The Registration Rights Agreement has been duly and validly authorized by the Company and each Current Guarantor and, when duly executed (assuming due execution by the Initial Purchasers) and delivered by the Company and each Current Guarantor, will be the legally valid and binding obligation of the Company and each Current Guarantor, and, when duly authorized, executed (assuming due execution by the Initial Purchasers) and delivered by Lignum, will be the legally valid and binding agreement of Lignum, in each case, enforceable against each of them in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that this representation is qualified by the unenforceability of provisions providing for the indemnification of or contribution to a party with respect to a liability under certain circumstances by law or court decisions where such indemnification or contribution is contrary to public policy. The Offering Memorandum contains a summary of the terms of the Registration Rights Agreement, which is accurate in all material respects.

                  (xi) The Senior Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Offering Memorandum contains a summary of the terms of the Notes, which is accurate in all material respects.

                  (xii) The Note Guarantees have been duly and validly authorized by each of the Current Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Senior Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of each of the Current Guarantors, and, when duly authorized, executed and delivered by Lignum in accordance with the terms of the Indenture will be the legally valid and binding obligation of Lignum (assuming the Senior Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof), in each case, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Offering Memorandum contains a summary of the terms of the Note Guarantees, which is accurate in all material respects.

                  (xiii) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be legally valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xiv) The Exchange Note Guarantees have been duly and validly authorized by each of the Current Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legally valid and binding obligations of each of the Current Guarantors, and, when duly authorized, executed and delivered by Lignum in accordance with the terms of the Indenture and when the Exchange Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legally valid and binding obligation of Lignum (assuming the Senior Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefore in accordance with the terms hereof and thereof), in each case, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xv) There is no substantial U.S. market interest (as defined in Rule 902(n) under the Act) in any class of debt securities of the Company or any Guarantor.

                  (xvi) Each of the Company and the Guarantors is a "foreign issuer," as defined in Rule 902 under the Act.

                  (xvii) None of (A) the execution, delivery or performance by the Company or any Guarantor of this Agreement or any of the other Operative Documents to which it is or will become a party or (B) the consummation by the Company, Lignum and their respective subsidiaries of the Transactions, violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or result in the imposition of a lien or encumbrance on any properties of the Company, Lignum or any of their respective subsidiaries (other than Permitted Liens), or an acceleration of any indebtedness of the Company, Lignum or any of their respective subsidiaries pursuant to, (1) any provision of the memorandum, articles or by-laws, as applicable, of the Company, Lignum or any of their respective subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company, Lignum or any of their respective subsidiaries is a party or by which any of them or their property is or may be bound, (3) except as disclosed in the Offering Memorandum, any local, provincial, state, United States federal, Canadian federal or other foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company, Lignum or any of their respective subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, Lignum or any of their respective subsidiaries or any of their assets or properties, except in the cases of clauses (2), (3) and (4) for such violations, conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect. To the best knowledge of the Company and the Current Guarantors, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

                  (xviii) Except as disclosed in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, central bank, stock exchange, administrative agency or body having jurisdiction over the Company, Lignum or any of their respective subsidiaries or any of their properties or (B) any other person is required for (1) the execution, delivery and performance by each of the Company and the Guarantors of this Agreement or any of the other Operative Documents to which it is or will become a party, (2) the consummation of the Acquisition, the Issuance and the Redemption or (3) the issuance and sale of the Notes, the issuance of the Guarantees and the transactions contemplated hereby and thereby, including payments of principal, interest, premium or Special Interest or Additional Amounts, except such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, Canadian Securities Laws, the Trust Indenture Act, applicable Canadian laws relating to trust indentures and state and provincial securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers).

                  (xix) Except as disclosed in the Offering Memorandum, there is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and the Current Guarantors, threatened or contemplated to which the Company, Lignum or any of their respective subsidiaries is or may be a party or to which the business or property of the Company, Lignum or any of their respective subsidiaries, is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency and is likely to be enacted, and
         (C) no injunction, restraining order or order of any nature by a court of competent jurisdiction to which the Company, Lignum or any of their respective subsidiaries is or may be subject or to which the business, assets or property of the Company, Lignum or any of their respective subsidiaries is or may be subject, that, in the case of clauses (A),
         (B) and (C), individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

                  (xx) Except as disclosed in the Offering Memorandum, under current laws and regulations of Canada and British Columbia (together "CANADIAN LAWS"), all interest, principal, premium and Special Interest and Additional Amounts, if any, and other payments due or made on the Notes may be paid by the Company to the holder thereof in U.S. dollars.

                  (xxi) Under current laws and regulations of Canadian Law, no tax imposed, assessed, levied or collected under Canadian Law, or any taxing authority thereof, is required to be withheld from any payment made in respect of the Notes to any holder of the Notes provided that at the time of any such payment, the holder of the Note to whom such payment is made is a non-resident of Canada (a "NON-RESIDENT HOLDER") within the meaning of the INCOME TAX ACT (Canada) and is dealing with the Company and the Guarantors at arm's length for the purposes of the INCOME TAX ACT (Canada) and further provided that, at the time of such payment and during the period of twelve months preceding such payment, that Non-Resident Holder was not otherwise carrying on business in Canada.

                  (xxii) Under current laws and regulations of Canadian Law, no tax on income (including taxable capital gains) will be payable under the laws of the Province of British Columbia or under the INCOME TAX ACT (Canada) by any Non-Resident Holder in respect of the holding, sale, redemption or other disposition of the Notes, or the receipt of interest or any other amount in respect of the Notes provided that the Non-Resident Holder (i) deals with the Company and the Guarantors at arm's length within the meaning of the INCOME TAX ACT (Canada); (ii) does not use or hold and is not deemed to use or hold, the Notes in carrying on business in Canada; (iii) in the case of a Non-Resident Holder that carries on any insurance business, that insurance business is not carried on in Canada; and (iv) no portion of any amounts paid under the Notes are in respect of any services rendered in Canada.

                  (xxiii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Preliminary Offering Memorandum or the Offering Memorandum; no injunction, restraining order or order of any nature by a United States or Canadian federal or state or provincial court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information received by the

         Company and its subsidiaries, and to the best knowledge of the Company, Lignum and its subsidiaries, has been complied with in all material respects.

                  (xxiv) Except as disclosed in the Offering Memorandum, there is (A) no material unfair labor practice complaint pending against the Company, Lignum or any of their respective subsidiaries nor, to the best knowledge of the Company and the Current Guarantors, threatened against any of them, before any federal, national, state, provincial or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, Lignum or any of their respective subsidiaries or, to the best knowledge of the Company and the Current Guarantors, threatened against any of the Company, Lignum or any of their respective subsidiaries and
         (B) no material strike, labor dispute, slowdown or stoppage is pending against the Company, Lignum or any of their respective subsidiaries nor, to the best knowledge of the Company and the Current Guarantors, threatened against any of the Company, Lignum or any of their respective subsidiaries. Except as disclosed in the Offering Memorandum, to the best knowledge of the Company and the Current Guarantors, no collective bargaining organizing activities are taking place with respect to the Company, Lignum or any of their respective subsidiaries. None of the Company, Lignum or any of their respective subsidiaries has violated (A) any federal, state, provincial or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, or any provision of a foreign statute similar to ERISA, or the rules and regulations thereunder, except those violations that could not reasonably be expected to have or result in a Material Adverse Effect.

                  (xxv) None of the Company, Lignum or any of their respective subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL Laws"), which violation could reasonably be expected to have or result in a Material Adverse Effect.

                  (xxvi) Except as disclosed in the Offering Memorandum, to the best knowledge of the Company and the Current Guarantors, there is no alleged liability, or potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company, Lignum or any of their respective subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company, Lignum or such subsidiary, as the case may be, or
         (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability (1) is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or (2) could reasonably be expected to have or result in a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (1) any "hazardous substance" as defined by: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, with respect to locations in the United States and (ii) any applicable Canadian federal or provincial laws or regulations with respect to environmental protection, with respect to locations in Canada, (2) any "hazardous waste" as defined by: (i) the Resource Conservation and Recovery Act, as amended, with respect to locations in the United States and

         (ii) any applicable Canadian federal or provincial laws or regulations with respect to environmental protection, with respect to locations in Canada, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl, and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

                  (xxvii) None of the Company, Lignum nor any of their respective subsidiaries ships Hazardous Material for purposes of storage, treatment or disposal outside of the territorial jurisdiction of Canada. To the best knowledge of the Company and the Current Guarantors, outside of the territorial jurisdiction of Canada, none of the Company, Lignum or any of their respective subsidiaries conducts operations, which impact or affect the physical environment, including, but not limited to, the air, surface water, groundwater or soil.

                  (xxviii) After giving effect to the Transactions: (A) each of the Company, Lignum and their respective subsidiaries has such permits, licenses, franchises and authorizations of all Canadian federal, United States federal, provincial, local and other governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals ("PERMITS"), without limitation, under any applicable Environmental Laws, as are presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to conduct its businesses as now or proposed to be conducted as set forth in the Offering Memorandum, except where the failure to have such permits, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect, (B) each of the Company, Lignum and their respective subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, except where such revocation, or termination or other impairment, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect and (C) except as described in the Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company or such subsidiary, as the case may be.

                  (xxix) After giving effect to the Transactions, (1) each of the Company, Lignum and their subsidiaries has (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for Permitted Liens and taxes not yet payable) and (B) good leasehold title under all material leases to which any of them is a party as lessee and each such lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have or result in a Material Adverse Effect. To the best knowledge of the Company and the Current Guarantors, no material defaults by the landlord are existing under any material lease to which the Company, Lignum or any of their respective subsidiaries is a party, except those defaults that, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

                  (xxx) After giving effect to the Transactions, each of the Company, Lignum and their subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "INTELLECTUAL PROPERTY") presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except for Permitted Liens), and none of the Company, Lignum or any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. After giving effect to the Transactions, the use of the Intellectual Property in connection with the business and operations of the Company, Lignum or any of their respective subsidiaries does not infringe on the rights of any person, except such infringements, individually or in the aggregate, as could not reasonably be expected to have or result in a Material Adverse Effect.

                  (xxxi) All income tax returns of the Company and its subsidiaries, and to the best knowledge of the Company, all income tax returns of Lignum and its subsidiaries, required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except to the extent that failure to do so would not, individually or in the aggregate, be reasonably likely to have or result in a Material Adverse Effect. All other tax returns that are required to have been filed by the Company and its subsidiaries, and to the best knowledge of the Company, Lignum and its subsidiaries, have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except to the extent that failure to do so would not, individually or in the aggregate, be reasonably likely to have or result in a Material Adverse Effect. The charges, accruals and reserves for purposes of accounting principles generally accepted in Canada on the books of the Company and its subsidiaries, and to the best knowledge of the Company, on the books of Lignum and its subsidiaries, in respect of all tax liabilities of the Company, Lignum and their respective subsidiaries for any years that have not been finally determined are, based on the good faith determination of the Company, adequate to meet any assessments or re-assessments for additional tax for any years that have not been finally determined, except to the extent of any inadequacy that would not reasonably be likely to have or result in a Material Adverse Effect. To the knowledge of the Company and the Current Guarantors, there are no material proposed additional tax assessments against the Company, Lignum or any of their respective subsidiaries, or the assets or property of the Company, Lignum or any of their respective subsidiaries, except those tax assessments for which adequate reserves have been established.

                  (xxxii) No stamp duty or similar duty or tax is payable by or on behalf of the Initial Purchasers under Canadian Law in connection with (A) the authorization, execution or delivery of the Purchase Agreement, the Indenture, the Escrow and Security Agreement or the Registration Rights Agreement or the authorization, issuance, sale or delivery by the Company to or for the respective accounts of the Initial Purchasers of the Senior Notes or (B) the initial resale and delivery outside of Canada by the Initial Purchasers of the Senior Notes to the Eligible Purchasers.

                  (xxxiii) Each of the Company and its subsidiaries, and to the best knowledge of the Company, each of Lignum and its subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (xxxiv) None of the Company, Lignum or any of their respective subsidiaries has distributed and, prior to the later to occur of (A) the Closing Date, and (B) completion of the distribution of the Senior Notes, (i) none of the Company or any of its subsidiaries will distribute any material in connection with the Offering and (ii) the Company will use its best efforts to prevent Lignum and its subsidiaries from distributing any material in connection with the Offering, in each case, other than the Preliminary Offering Memorandum or the Offering Memorandum or other material, if any, that (1) is not prohibited by the Act (or rules and regulations promulaged under the Act) and (2) would not require the filing of a prospectus in accordance with Canadian Securities Laws or the federal laws of Canada (or rules and regulations promulgated thereunder) to qualify the distribution of the Senior Notes or the Note Guarantees for the Offering and (3) is not prohibited by the Act and the Financial Services and Markets Act 2000 of the United Kingdom ("FSMA") (or regulations promulgated to the FSMA), in each case, approved by the Initial Purchasers, such approval not to be unreasonably withheld or delayed.

                  (xxxv) Each of the Company and its subsidiaries, and to the best knowledge of the Company, each of Lignum and its subsidiaries, maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with customary industry practice to protect the Company, Lignum and their respective subsidiaries and their respective businesses. None of the Company, Lignum or any of their respective subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

                  (xxxvi) Except as disclosed in the Offering Memorandum, (A) after giving effect to the Transactions, no relationship, direct or indirect, exists between or among the Company, Lignum or any of their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, Lignum or any of their respective subsidiaries on the other hand and (B) there are no additional contracts or other documents, in each case, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form F-4 filed with the Commission.

                  (xxxvii) None of the Company, Lignum or any of their respective subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and after giving effect to the Transactions, none of the Company, Lignum or any of their respective subsidiaries will be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

                  (xxxviii) There are no holders of securities of the Company, Lignum or any of their respective subsidiaries who, by reason of the execution by the Company or any of the Guarantors of this Agreement or any other Operative Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated hereby and thereby (including the Redemption, the Acquisition and the Issuance), have the right to request or demand that the Company, Lignum or any of their respective subsidiaries register under the Act or analogous foreign laws and regulations securities held by them (other than pursuant to the Registration Rights Agreement).

                  (xxxix) None of the Company, any of its subsidiaries or any controlling person thereof, and to the best knowledge of the Company, none of Lignum, any of its subsidiaries or any controlling person thereof, has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company, Lignum or any of their respective subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum (1) except as explicitly provided by this Agreement, sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, Lignum or any of their respective subsidiaries.

                  (xl) KPMG LLP, the accountants who have audited certain financial statements of the Company and its subsidiaries, included as part of the Offering Memorandum, are independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and independent with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings, during the periods covered by the financial statements on which they reported incorporated in the Offering Memorandum, and there has not been any disagreement (within the meaning of National Policy Statement No. 31) with the present or any former auditors of the Company or its subsidiaries.

                  (xli) Grant Thornton LLP, the accountants who have audited certain financial statements of Lignum and its subsidiaries, included as part of the Offering Memorandum, are independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and independent with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings, during the periods covered by the financial statements on which they reported incorporated in the Offering Memorandum, and there has not been any disagreement (within the meaning of National Policy Statement No. 31) with the present or any former auditors of Lignum or its subsidiaries.

                  (xlii) The historical consolidated financial statements included as part of the Offering Memorandum, together with related schedules and notes thereto, present fairly in all material respects the financial position and results of operations of the Company and its consolidated subsidiaries and Lignum and its consolidated subsidiaries at the dates and for the periods indicated. Except as noted therein, such financial statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods presented.

                  (xliii) The PRO FORMA financial statements included in the Offering Memorandum have been prepared on a basis consistent with the historical consolidated statements referred to in paragraph (xlii) of this Section 5, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical transactions, the Transactions and the other proposed transactions contemplated by this Agreement and the other Operative Documents; and the PRO FORMA columns therein reflect the proper application of those adjustments to the corresponding historical consolidated financial statement amounts. The other financial information and data included in the Offering Memorandum derived from the historical consolidated and PRO FORMA financial statements, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical consolidated and PRO FORMA, included in the Offering Memorandum and the books and records of the Company, Lignum and their respective subsidiaries. The assumptions used in preparing the PRO FORMA and EBITDA financial information included in the Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related calculations give appropriate effect to those assumptions and reflect the proper application of those adjustments to the corresponding historical consolidated financial statement amounts.

                  (xliv) Note 14 to the consolidated financial statements of the Company and its subsidiaries contained in the Offering Memorandum fairly represents in all material respects the manner in which the consolidated financial position of the Company and its subsidiaries as of September 30, 2003 and 2002 and the results of operations for the years ended September 30, 2003 and 2002 would have been affected by the application of generally accepted accounting principles in the United States.

                  (xlv) Note 20 to the consolidated financial statements of Lignum and its subsidiaries contained in the Offering Memorandum fairly represents in all material respects the manner in which the consolidated financial position of Lignum and its subsidiaries as of December 31, 2003 and 2002 and the results of operations for the years ended December 31, 2003, 2002 and 2001 would have been affected by the application of generally accepted accounting principles in the United States.

                  (xlvi) No registration under the Act of the Senior Notes or the Note Guarantees and no filing of a prospectus in accordance with the Canadian Securities Laws or the federal laws of Canada to qualify the distribution of the Senior Notes or the Note Guarantees is required for the sale of the Senior Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Senior Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Senior Notes to the Initial Purchasers and the Exempt Resales contained herein.

                  (xlvii) None of the Company, Lignum or any of their respective subsidiaries or its properties or assets has any sovereign immunity from the jurisdiction of any court of from any legal process under the laws of the United States or Canada.

                  (xlviii) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company and the Current Guarantors reasonably believe to be reliable and accurate in all material respects.

                  (xlix) The Company is a reporting issuer, or its equivalent, under the securities laws of each of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec and Nova Scotia, is not in default of Canadian Securities Laws, is not included in the list of defaulting reporting issuers maintained by any of the Canadian Commissions, and is, and will at the Closing Date be, a "qualifying issuer" for the purposes of Multilateral Instrument 45-102 of the Canadian Securities Administrators and corresponding provisions of the Canadian Securities Laws.

                  (l) Since the respective dates as of which information is given in the Offering Memorandum, (A) there has not been any material adverse change, or any development that is reasonably likely to have or result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company, Lignum or any of their respective subsidiaries from that set forth in the Offering Memorandum, (B) other than as described in the Acquisition Agreement, no dividend or distribution of any kind has been declared, paid or made by any of the Company, Lignum or any of their respective subsidiaries (including any non-wholly owned subsidiary) on any class of their capital stock and (C) other than in the ordinary course of business, none of the Company, Lignum or any of their respective subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company, Lignum and their respective subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles in Canada or the United States and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there has not occurred any material adverse change, or any development that, individually or in the aggregate, could reasonably be expected to have or result in a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company, Lignum and their respective subsidiaries, taken as a whole.

                  (li) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act and, assuming delivery of the Wrap Information, Section 4.2 of Ontario Securities Commission Rule 45-501.

                  (lii) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act or applicable Canadian laws relating to trust indentures.

                  (liii) None of the Company, the Current Guarantors or any of their respective affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Current Guarantors make no representation) (A) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Act) Senior Notes or any security of the same class or series as the Senior Notes or (B) has offered or sold the Senior Notes (1) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising or (2) with respect to any securities sold in reliance on Rule 903 or Rule 904 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. To the extent applicable, if at all, the Company, the Current Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered nor will enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

                  (liv) The Senior Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions (it being understood that the Company and the Current Guarantors make no representation with respect to offers and sales of Senior Notes made by the Initial Purchasers).

                  (lv) The sale of the Senior Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act (it being understood that the Company and the Current Guarantors make no representation with respect to the actions or intent of the Initial Purchasers).

                  (lvi) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the delivery of the Guarantees, the application of the proceeds from the issuance and sale of the Notes and the consummation of the Transactions, will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (lvii)   Neither the Company nor any Guarantor is insolvent.

                  (lviii) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and its subsidiaries and any other person that would give rise to a valid claim against the Company and its subsidiaries or, to the knowledge of the Company and the Current Guarantors, the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

                  (lix) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) by the Company or the Current Guarantors under any of the Operative Documents.

                  (lx) The statements set forth in the Offering Memorandum under the captions "Risk Factors--Risks Related to Our Business and the Forest Products Industry--Duties imposed by the United States on Canadian softwood lumber products have had and, until such duties are removed, will continue to have a negative effect on our net revenue and profitability," "Risk Factors--Risks Related to Our Business and the Forest Products Industry--Aboriginal land claims could affect our forest tenures or our ability to harvest timber from them," "Risk Factors--Risks Related to Our Business and the Forest Products Industry--We could lose all or part of Lignum's timber tenures if the Acquisition is determined to restrict competition unduly," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Canada-U.S. Softwood Lumber Dispute," "Our Industry--U.S.-Canada Softwood Lumber Dispute," and "Certain Income Tax Considerations," "Description of Notes--Enforceability of Judgments," "Description of Notes--Additional Amounts," "Our Business-- Environment," "Notice to Investors" and "Plan of Distribution," in so far as they purport to describe (a) the provisions of the federal or provincial laws of Canada or legal conclusions with respect thereto or
         (b) documents referred to therein, are accurate, fair and complete in all material respects.

                  (lxi) None of the Company or any of its subsidiaries or any director, officer, agent, employee or other person acting with specific instruction from the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) caused the Company or any of its subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or other national, Canadian, provincial, state or local law regulating the payments of bribes to government officials or employees, or (D) made any bribe or other unlawful payment.

                  (lxii) Each certificate signed by any officer of the Company or any Current Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Current Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

                  (lxiii) The Redemption has been duly authorized by the Company.

                  (lxiv) The New Credit Agreement has been or will, prior to its execution by the Company be, duly and validly authorized by the Company and, when duly executed (assuming due execution by the parties thereto other than the Company) and delivered by the Company will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity.

                  (lxv) The Guarantees and Security Documents have been or will, prior to their execution by the Company and the Guarantors be, duly and validly authorized by the Company and each Current Guarantor and, when duly executed (assuming due execution by the other parties thereto, not including Lignum) and delivered by the Company and each Current Guarantor, will be the legally valid and binding obligation of the Company and each Current Guarantor, and, when duly authorized, executed (assuming due execution by the other parties thereto, not including the Company and the Current Guarantors) and delivered by Lignum, will be the legally valid and binding agreement of Lignum, in each case, enforceable against each of them in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (lxvi) The Acquisition Agreement has been duly and validly authorized by the Company, and to the best knowledge of the Company, the Acquisition Agreement has been duly and validly authorized by the other parties thereto, and has been executed and delivered by the Company and each of the other parties thereto, and is a legally valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except to the extent (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Offering Memorandum contains a summary of the terms of the Acquisition Agreement, which is accurate in all material respects.

                  (lxvii) The Authorized Agent (as defined in Section 16 hereof) has agreed to act as agent for service of process to receive service of process or other legal summons for purposes of any action or proceeding that may be instituted in any state or federal court in the City or State of New York against the Company or any Current Guarantor, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.

                  (lxviii) The Escrow and Security Agreement has been duly and validly authorized by the Company, and when duly executed (assuming due execution by the Escrow Agent) and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Escrow and Security Agreement, which summary is accurate in all material respects.

                  (lxix) Upon execution by all parties to the Escrow and Security Agreement, the Trustee will have a valid, duly perfected, first-priority security interest in the Escrow Property (as defined in the Escrow and Security Agreement).

                  (lxx)    The Issuance has been duly authorized by the Company.

         Each of the Company and the Current Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         (b) Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to the Company and the Current Guarantors and agrees that:

                  (i) Such Initial Purchaser is an Institutional Accredited Investor (as defined).

                  (ii) Such Initial Purchaser (A) is not acquiring the Senior Notes with a view to any distribution thereof that would violate the Act, the securities laws of any state of the United States, the Canadian Securities Laws or the securities laws of any other applicable jurisdiction and (B) will be reoffering and reselling the Senior Notes only to the Eligible Purchasers.

                  (iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Senior Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Senior Notes only from, and will offer to sell the Senior Notes only to, Eligible Purchasers. Such Initial Purchaser further (A) agrees that it will offer to sell the Senior Notes only to, and will solicit offers to buy the Senior Notes only from Eligible Purchasers and (B) acknowledges and agrees that, in the case of such Eligible Purchasers, that such Senior Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (II) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 903 or Rule 904 under the Act; PROVIDED that, if such person is a resident of Canada, the applicable "hold period" under Multilateral Instrument 45-102 has expired or, if it has not expired, such person is an "accredited investor" under Multilateral Instrument 45-103 or has the benefit of another prospectus exemption under applicable Canadian Securities Laws, (III) in a transaction meeting the requirements of Rule 144 under the Act, (IV) to an institutional "Accredited Investor" (as defined in Rule 501 (a) (1), (2), (3) or (7) of the Act)(an "INSTITUTIONAL ACCREDITED INVESTOR") that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Senior Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Senior Notes less than $250,000, an opinion of counsel acceptable to the Company and the Current Guarantors that such transfer is in compliance with the Act or (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company and the Current Guarantors so request), (y) to the Company or any of its subsidiaries, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, (C) acknowledges and agrees that, in the case of Eligible Purchasers who are Canadian residents, that such Senior Notes are subject to a "hold period" under applicable Canadian Securities Laws and may only be traded in reliance on a prospectus exemption thereunder until such "hold period" has expired and (D) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

                  (v) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Senior Notes or the Note Guarantees.

                  (vi) The Senior Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (vii) The sale of Senior Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (viii) Such purchaser will not offer or sell the Senior Notes in any province or territory of Canada except in the Private Placement Provinces and on a private placement basis in accordance with the applicable Canadian Securities Laws.

         The Initial Purchasers acknowledge that the Company and the Current Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         6.       INDEMNIFICATION.

                  (a) The Company and each of the Current Guarantors, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof (including any amendment or supplement to the Wrap Information), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that neither the Company nor any Current Guarantor will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company and the Current Guarantors in writing by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability that the Company and the Current Guarantors may otherwise have, including under this Agreement.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and the Current Guarantors, (ii) each person, if any, who controls the Company or any of the Current Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company and the Current Guarantors, to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto (including any amendment or supplement to the Wrap Information), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Initial Purchaser furnished to the Company and the Current Guarantors in writing by or on behalf of such Initial Purchaser expressly for use therein; PROVIDED, HOWEVER, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchasers. This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; PROVIDED, HOWEVER, that the indemnifying party under subsection (a) or (b) of this Section 6 shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, PROVIDED that such consent was not unreasonably withheld.

                  7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Current Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company or any Current Guarantor, any contribution received by the Company and the Current Guarantors from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company or any of the Current Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange
Act) to which the Company, the Current Guarantors and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Current Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Senior Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Current Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Current Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Senior Notes (net of discounts but before deducting expenses) received by the Company and the Current Guarantors and (ii) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of the Company and the Current Guarantors, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Current Guarantor or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Current Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Senior Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial

Purchaser have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person shall have the same rights to contribution as the Initial Purchasers, and (A) each person, if any, who controls the Company or any Current Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Company and the Current Guarantors shall have the same rights to contribution as the Company and the Current Guarantors, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, PROVIDED that such written consent was not unreasonably withheld. The Initial Purchasers' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of Senior Notes purchased by each of the Initial Purchasers and not joint.

         8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Senior Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

                  (a) All of the representations and warranties of the Company and the Current Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and each Current Guarantor shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 12:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, acting reasonably, and no stop order suspending the qualification or exemption from qualification of the Senior Notes or the Note Guarantees in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Senior Notes or the Note Guarantees; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Current Guarantors, threatened against, the Company, Lignum or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have or result in a Material Adverse Effect.

                  (d) The Initial Purchasers shall have received officers' certificates, dated the Closing Date, signed on behalf of the Company and each Current Guarantor, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b) and (c) of this
         Section 8 and that, as of the Closing Date, the obligations of the Company and such Current Guarantor, as the case may be, to be performed hereunder on or prior thereto have been duly performed.

                  (e) All corporate proceedings regarding the authorization, form and validity of this Agreement, the Senior Notes, the Guarantees, the Exchange Notes, the Exchange Note Guarantees, the Registration Rights Agreement, the Indenture, the New Credit Agreement, the Guarantees and Security Documents, the Acquisition Agreement, the Redemption, the Preliminary Offering Memorandum and the Offering Memorandum, and the transactions contemplated hereby and thereby, shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Current Guarantors shall have furnished to such counsel to the Initial Purchasers (A) all documents and information that they may reasonably request to enable them to pass upon such matters and (B) such further information, certificates and documents as the Initial Purchasers may reasonably request on or prior to the Closing Date.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Bull, Housser & Tupper, as Canadian counsel for the Company and the Guarantors, to the effect set forth in EXHIBIT D attached hereto.

                  (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as U.S. counsel for the Company and the Guarantors, to the effect set forth in EXHIBIT E attached hereto.

                  (h) The Initial Purchasers shall have received one or more opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins LLP, as counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                  (i) At the time of execution of this Agreement, the Initial Purchasers shall have received from KPMG LLP, a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and independent with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Initial Purchasers in connection with such offerings.

                  (j) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL LETTER OF KPMG"), the Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN LETTER OF KPMG") in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the Closing Date stating, as of the date of the bring-down letter of KPMG (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter of KPMG), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter of KPMG.

                  (k) At the time of execution of this Agreement, the Initial Purchasers shall have received from Grant Thornton LLP, a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and independent with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Initial Purchasers in connection with such offerings.

                  (l) With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL LETTER OF GRANT THORNTON"), the Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN LETTER OF GRANT THORNTON") of such accountants, addressed to the Initial Purchasers and dated such Closing Date stating, as of the date of the bring-down letter of Grant Thornton (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter of Grant Thornton), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter of Grant Thornton.

                  (m) The Company, the Current Guarantors and the Trustee shall have entered into the Indenture, the Senior Notes, the Note Guarantees and the Escrow and Security Agreement, and the Initial Purchasers shall have received evidence thereof, reasonably satisfactory to the Initial Purchaser.

                  (n) All of the representations and warranties of the Company and the Current Guarantors set forth in the Escrow and Security Agreement shall be true and correct; the Escrow Account shall have been established by the Trustee, in its capacity as Escrow Agent, to the reasonable satisfaction of the Initial Purchasers; the Company shall have irrevocably sent by wire transfer, in immediately available funds, such amount in currency required to be deposited by the Company in the Escrow Account pursuant to the Escrow and Security Agreement; the Company shall have granted a valid first priority security interest in the Escrow Account on behalf of the holders of the Notes and shall have perfected such security interest to the reasonable satisfaction of the Initial Purchasers; and the other conditions contained in the Escrow and Security Agreement shall have been satisfied.

                  (o) The Company, the Current Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received evidence thereof, reasonably satisfactory to the Initial Purchasers.

                  (p) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                  (q) The Notes shall have been designated for trading on The PORTAL(SM) Market, and approval of the Senior Notes by DTC for "book-entry" transfer shall have been obtained.

                  (r) All filings and fees required by applicable Canadian Securities Laws in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchasers and pursuant to, or in connection with, the initial resale of such Senior Notes by the Initial Purchasers in accordance with this Agreement and the Offering Memorandum, shall have been made and paid, respectively, within the time periods prescribed by applicable Canadian Securities Laws.

                  (s) All parties to the Acquisition Agreement shall have entered into the Acquisition Agreement, and the Initial Purchasers shall have received evidence thereof, reasonably satisfactory to the Initial Purchasers.

         9. INITIAL PURCHASERS' INFORMATION. The Company and the Current Guarantors acknowledge that the statements with respect to the offering of the Senior Notes set forth in paragraphs four and seven under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information relating to any of the Initial Purchasers furnished to the Company and the Current Guarantors in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

         10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Current Guarantors contained in this Agreement, including the agreements contained in Sections 4(j) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in
Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof, or by or on behalf of the Company, the Current Guarantors or any controlling person thereof, and shall survive delivery of and payment for the Senior Notes to and by the Initial Purchasers. The representations contained in
Section 5 and the agreements contained in Sections 4(j), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to
Section 11.

         11.      EFFECTIVE DATE OF AGREEMENT; TERMINATION.

                  (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by the Company, the Current Guarantors and the each of the Initial Purchasers.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company or any of the Current Guarantors if, on or prior to such date, (i) the Company or any of the Current Guarantors shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change, or any development that, individually or in the aggregate, could reasonably be expected to have or result in a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company, Lignum and their subsidiaries, taken as a whole shall have occurred since the respective dates as of which information is given in the Offering Memorandum or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's or any Guarantor's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange, the Toronto Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by United States or Canadian federal or state or provincial authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there has occurred any outbreak or escalation of hostilities or act of terrorism involving the United States or Canada, or there is a declaration by the United States or Canada of a national emergency or war, the effect of which, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the offering, sale or delivery of the Senior Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States or Canada shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Senior Notes as contemplated hereby.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Current Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Current Guarantors shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

                  (e) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Senior Notes set forth opposite its name in EXHIBIT B attached hereto bears to the aggregate principal amount of the Senior Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as Bear, Stearns & Co., Inc. ("BEAR STEARNS") may specify, to purchase the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of the Senior Notes which any Initial Purchaser has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 11 by an amount in excess of one-tenth of such principal amount of the Senior Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Senior Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either Bear Stearns or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

         12. ACQUIRED ENTITIES TO SIGN AGREEMENT. At the time of the Acquisition, any wholly owned subsidiary of the Company formed or acquired in connection with the Acquisition that executes a guarantee of the Notes in accordance with the terms of the Indenture shall become a party to this Agreement as a Guarantor as if it were a Current Guarantor as of the Closing Date and shall execute a counterpart signature page hereto and deliver any certificates, opinions or other deliverables that would have been required if it were a Current Guarantor on the date hereof.

         13. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., 303 Madison Avenue, New York, New York 10179, Attention: Corporate Finance Department, fax number: (212) 272-3092, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Marc D. Jaffe, fax number: (212) 751-4864; and if sent to the Company and the Guarantors, shall be mailed, delivered, faxed and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Riverside Forest Products Limited, 820 Guy Street, Kelowna, B.C. V1Y 7R5,
Attention: Chief Financial Officer, telecopy number: (250) 861-6991, with a copy to each of Bull Housser & Tupper, 1055 West Georgia Street, Suite 3000, Vancouver, B.C. V6E 3R3, Attention: Marion Shaw, telecopy number: (604) 646-2510 and Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention: Andrew Foley, telecopy number: (212) 492-0078.

         10179

         14. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company, the Current Guarantors and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

         15. DEFINITION OF THE TERM "BUSINESS DAY." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         16. CONSENT TO JURISDICTION. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States hereby irrevocably appoints CT Corporation System of New York, New York, which currently maintains a New York City office at 111 Eighth Avenue, New York, New York 10011, United States of America, as its authorized agent (the "AUTHORIZED AGENT") to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York. The Company and each of the Current Guarantors agree that service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         17. OBLIGATION CURRENCY. The obligation of the Company or the Current Guarantors in respect of any sum due to any Initial Purchaser shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company and the Current Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

         18. CONSTRUCTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

19. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

20. COUNTERPARTS. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.



                           [Signature page to follow]

         If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Current Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement, as of the date of such party's execution hereof, among us.

                                  Very truly yours,

                                  RIVERSIDE FOREST PRODUCTS LIMITED


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:



                                  RFP POWER LTD.


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:



                                  RFP TIMBER LTD.


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

Accepted and agreed to as of the date first above written:

BEAR, STEARNS & CO. INC.


By:
    ----------------------------------------
    Name:
    Title:



HARRIS NESBITT CORP.


By:
    ----------------------------------------
    Name:
    Title:



HSBC SECURITIES (USA) INC.


By:
    ----------------------------------------
    Name:
    Title:

                                   ADDENDUM A

                        Riverside Forest Products Limited

                                   ADDENDUM TO
                               PURCHASE AGREEMENT


         This Addendum to the Purchase Agreement (this "ADDENDUM") is made as of [____], 2004, among Riverside Forest Products Limited, the Current Guarantors, Lignum Limited ("LIGNUM") and the Initial Purchasers. Terms used, but not defined herein, have the meanings assigned thereto in the Purchase Agreement, dated as of February 17, 2004, among the Company, the Current Guarantors and the Initial Purchasers (the "PURCHASE AGREEMENT").

         On the date hereof, the Company consummated the Acquisition. The Purchase Agreement provides in Sections 4(z) that Lignum shall deliver this Addendum upon the consummation of the Acquisition.

                                    AGREEMENT

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

         1. AGREEMENTS OF THE GUARANTORS. Lignum hereby acknowledges that it has reviewed the agreements and covenants set forth in Section 4 of the Purchase Agreement. Lignum agrees that it shall be bound by the covenants and agreements set forth in Section 4 of the Purchase Agreement as if it were a Current Guarantor on the date of the Purchase Agreement.

         2. REPRESENTATIONS AND WARRANTIES. Lignum hereby acknowledges receipt of the Purchase Agreement and the exhibits thereto. Lignum hereby acknowledges that it has reviewed the representations and warranties set forth in Section 5(a) of the Purchase Agreement. The Company, Lignum and each of the Current Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that the representations and warranties set forth in Section 5 of the Purchase Agreement, which are incorporated herein by reference and made a part hereof, were true and correct as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date, which representations and warranties were true and correct in all respects as of such specified date).

         3. INDEMNIFICATION AND CONTRIBUTION. Each of the Current Guarantors and Lignum hereby acknowledges that it has reviewed the indemnification and contribution obligations set forth in Sections 6 and 7 of the Purchase Agreement. Each of the Current Guarantors and Lignum agrees that it shall be jointly and severally bound by the indemnification and contribution obligations set forth in Sections 6 and 7 of the Purchase Agreement as if it were a Current Guarantor on the date of the Purchase Agreement.

         4. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Corporate Finance Department, fax number: (212) 272-3092, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Marc D. Jaffe, fax number: (212) 751-4864; and if sent to the Company and the Guarantors, shall be mailed, delivered, faxed and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Riverside Forest Products Limited, 820 Guy Street, Kelowna, B.C. V1Y 7R5, Attention: Chief Financial Officer, telecopy number:
(250) 861-6991, with a copy to each of Bull Housser & Tupper, 1055 West Georgia Street, Suite 3000, Vancouver, B.C. V6E 3R3, Attention: Marion Shaw, telecopy number: (604) 646-2510 and Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention: Andrew Foley, telecopy number: (212) 492-0078.

         5. PARTIES. This Addendum shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company, the Current Guarantors and the controlling persons and agents referred to in Sections 6 and 7 of the Purchase Agreement, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Addendum or any provision herein contained. The term "successors and assigns" does not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

         6. DEFINITION OF THE TERM "BUSINESS DAY." For purposes of this Addendum, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         7. CONSENT TO JURISDICTION. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Addendum or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States hereby irrevocably appoints CT Corporation System of New York, New York, which currently maintains a New York City office at 111 Eighth Avenue, New York, New York 10011, United States of America, as its authorized agent (the "AUTHORIZED AGENT") to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York. The Company, each of the Current Guarantors and Lignum agree that service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         8. OBLIGATION CURRENCY. The obligation of the Company, the Current Guarantors or Lignum in respect of any sum due to any Initial Purchaser shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company, the Current Guarantors and Lignum agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

         9. CONSTRUCTION. THIS ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS ADDENDUM.

         10. CAPTIONS. The captions included in this Addendum and the Purchase Agreement are included solely for convenience of reference and are not to be considered a part of this Addendum.

         11. COUNTERPARTS. This Addendum may be executed in various counterparts which together shall constitute one and the same instrument.



                  [Remainder of page intentionally left blank.]

         The parties hereto have executed this Addendum as of the date first set forth above.


                                  Very truly yours,

                                  RIVERSIDE FOREST PRODUCTS LIMITED


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:



                                  RFP POWER LTD.


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:



                                  RFP TIMBER LTD.


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:



                                  LIGNUM LIMITED


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

Accepted and agreed to as of the date first above written:

BEAR, STEARNS & CO. INC.


By:
    ----------------------------------------
    Name:
    Title:


HARRIS NESBITT CORP.


By:
    ----------------------------------------
    Name:
    Title:


HSBC SECURITIES (USA) INC.


By:
    ----------------------------------------
    Name:
    Title:

                                    EXHIBIT A

                               Current Guarantors



RFP Power Ltd., a corporation incorporated under the laws of the Province of British Columbia, Canada

RFP Timber Ltd., a corporation incorporated under the laws of the Province of British Columbia, Canada

                                    EXHIBIT B


                                                                    PRINCIPAL
INITIAL PURCHASER                                                AMOUNT OF NOTES
-----------------                                                ---------------
Bear, Stearns & Co. Inc.........................................   US$71,250,000
Harris Nesbitt Corp.............................................   US$71,250,000
HSBC Securities (USA) Inc.......................................    US$7,500,000
         Total..................................................  US$150,000,000

                                    EXHIBIT C

                     Subsidiaries of the Company and Lignum



SUBSIDIARIES OF THE COMPANY

RFP Power Ltd., a corporation incorporated under the laws of the Province of British Columbia, Canada

RFP Timber Ltd., a corporation incorporated under the laws of the Province of British Columbia, Canada


SUBSIDIARIES OF LIGNUM

Dagish Enterprises Ltd., a corporation incorporated under the laws of the Province of British Columbia, Canada

                                    EXHIBIT D

                    FORM OF OPINION OF BULL HOUSSER & TUPPER

         We have acted as Canadian counsel to Riverside Forest Products Limited (the "COMPANY") and each of the Current Guarantors in connection with (i) the issue and sale by the Company to the Initial Purchasers of 7-7/8% Series A Senior Notes due 2014 in the aggregate principal amount of US$150,000,000 (the "SENIOR NOTES") pursuant to the Offering Memorandum, the Purchase Agreement dated February 17, 2004 among the Company, the Current Guarantors, and the Initial Purchasers (the "PURCHASE AGREEMENT") and the Indenture; (ii) the acquisition by the Company of all the capital stock of Lignum pursuant to the Acquisition Agreement; and (ii) the ancillary transactions referred to therein or contemplated thereby.

         Terms used, but not defined herein, have the meanings assigned thereto in the Purchase Agreement.

         We have examined such statutes, public records, corporate records and documents and certificates of public officials and officers of the Company, the Current Guarantors and Lignum and have considered such matters of law and have made such inquiries of officers of the Company and the Current Guarantors and other persons as we have considered appropriate or necessary as a basis for the opinions expressed herein.

         For the purposes of this opinion, we have assumed (i) the genuineness of the signatures of, and the authority of, all persons signing documents examined by us (except persons signing on behalf of the Company, the Current Guarantors and Lignum), (ii) the authenticity of all documents examined by us which were submitted to us as originals, (iii) the conformity to authentic original documents of all documents examined by us which were submitted to us as certified, conformed, facsimile or photostatic copies of original documents, and
(iv) the identity and capacity of all individuals acting or purporting to act as public officials.

         For the purposes of the opinions expressed in paragraphs 37 and 38 we have also assumed that:

         (a) the Authorization and Direction Letter and the Confirmation and Subordination Letter have been duly executed and delivered by each party thereto, other than the Company;

         (b) each party to the Authorization and Direction Letter and the Confirmation and Subordination Letter, other than the Company, has taken all necessary corporate action to authorize the execution and delivery and performance by it of the Authorization and Direction Letter or the Confirmation and Subordination Letter, as the case may be;

         (c) each party to the Authorization and Direction Letter and the Confirmation and Subordination Letter, other than the Company, has the power and authority (corporate or otherwise) to execute, deliver and perform its obligations under the Authorization and Direction Letter or the Confirmation and Subordination Letter, as the case may be; and


         (d) in the case of the Authorization and Direction Letter, Canadian Law (as defined below) would apply to the enforcement of the Authorization and Direction Letter and we express no opinion regarding the effect of vitiating factors such as mistake, misrepresentation, fraud, duress or undue influence.

         Whenever any opinion set forth herein is based on a state of facts and is qualified by the phrase "to the best of such counsel's knowledge", "known to us" or "of which we are aware" it is intended that these phrases signify that, in the course of our representation of the Company and the Current Guarantors in matters with respect to which we have been engaged by them as counsel, no information has come to our attention which has given us actual knowledge or notice that such state of facts is not accurate or complete, or that any of the documents, certificates, reports and information on which we have relied are not accurate or complete. These phrases are also intended to be limited to the actual current recollection of the lawyers within our firm who have recently worked on matters on behalf of the Company and the Current Guarantors and they do not include constructive knowledge or notice of any matters or information. No inference should be drawn from this firm's past and current representation of the Company and the Current Guarantors. Stating that a matter is qualified by the phrase "to the best of such counsel's knowledge", "of which we are aware" or "known to us" means only that the lawyers of our firm who have recently worked on matters on behalf of the Company and the Current Guarantors do not have any current recollection of any fact or circumstance contradicting the statement and do not imply that our firm knows that the statement is correct.

         In so far as (i) the opinion expressed in paragraph 1 and 16 below relate to Lignum and its subsidiaries, (ii) the opinions expressed in paragraph 15 relate to Lignum and the Acquisition; and (iii) the opinion expressed in paragraph 34 relates to Leslie J. Kerr Ltd., John C. Kerr and Tim C. Kerr, we have relied exclusively upon the opinion of Grossman & Stanley which is addressed to you and us, which opinion is satisfactory to us in form and scope and, in our opinion, you are justified in relying thereon. To the extent such opinion is stated to be based on any assumption or to be given in reliance on any certificate or other document or is made subject to any limitation, qualification or exception, the opinions expressed herein in reliance in such opinion are also based on such assumption, given in reliance on such certificate or other document, and is subject to such limitation, qualification or exception.

         In connection with the opinions expressed in paragraphs 8, 17, 18, 19 and 25 below, we have, with respect to matters of law of [insert name of Private Placement Provinces in which there are Eligible Purchasers], relied exclusively upon the opinion of o and o, each of which is addressed to you and us, which opinions are satisfactory to us in form and scope and, in our opinion, you are justified in relying thereon. To the extent any such opinion is stated to be based on any assumption or to be given in reliance on any certificate or other document or is made subject to any limitation, qualification or exception, the opinions expressed herein in reliance in such opinion are also based on such assumption, given in reliance on such certificate or other document, and is subject to such limitation, qualification or exception.

         Except insofar as we have relied upon such opinions of local counsel, the opinions expressed below are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (together, "CANADIAN LAW").

         As to various questions of fact, we have relied upon a certificate signed by o of the Company and the Current Guarantors, a copy of which is attached as SCHEDULE A hereto and upon a certificate signed by o of Lignum a copy of which is attached as SCHEDULE B hereto.

         With respect to the opinions as to good standing expressed in paragraph 1 below, we have relied upon a certificate dated o, for each of the Company and the Current Guarantors each issued by the Registrar of Companies for British Columbia.

         In expressing the opinion in paragraph 25 below with respect the Company's status as a "reporting issuer", we have relied exclusively upon a certificate dated o, issued under subsection 77(3) of the SECURITIES ACT (British Columbia), a copy of which is being delivered to you today.

         The opinion expressed in paragraph 34 below regarding the enforceability of the Acquisition Agreement is subject to the following qualifications:

         (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws or rules of practice and procedure of general application relating to or affecting the enforcement of creditors' rights generally;

         (b) equitable remedies such as specific performance or injunctive relief are within the discretion of the court;

         (c) a judgment of a British Columbia court may only be awarded in Canadian currency;

         (d) we express no opinion as to the enforceability of Section 9.5 of the Acquisition Agreement, which may be characterized by a court as an unenforceable penalty and not as a genuine pre-estimate of damage;

         (e) we express no opinion as to the enforceability of any provision of the Acquisition Agreement that:

                  (i) provides for severance of unenforceable or invalid provisions to the extent that a court determines that any provision of such agreements that is unenforceable or invalid could not be severed without impairing the interpretation and application of the remainder of the agreement;

                  (ii) provides that amendments or waivers that are not in writing will not be effective;

                  (iii)    purports to establish evidentiary standards;

         (f) we express no opinion regarding the effect of vitiating factors such as mistake, misrepresentation, fraud, duress or undue influence;

         (g) the costs of and incidental to any proceedings taken in a court are in the discretion of the court and the court has the power to determine by whom and to what extent such costs shall be paid;

         (h) we express no opinion as to the enforceability of Section 2.5(f), (g) or 2.6(b) of the Acquisition Agreement to the extent they purport to oust the jurisdiction of the courts; and

         (i) the enforceability of the indemnities contained in Section 8.2 and Section 8.3 of the Acquisition Agreement may be limited by applicable law to the extent that it directly or indirectly relates to liabilities imposed on the Purchaser, the Vendor or the Principals (as defined in the Acquisition Agreement) by law for which it would be contrary to public policy to require the Purchaser or the Vendor, as the case may be, to indemnify the other or the Principals, as the case may be.

         The opinions expressed in paragraph 35 and 36 below are subject to the following qualifications:

                  (a) we express no opinion as to title to, ownership of or priority of any interest in any of the Escrow Property in which a security interest is created by the Escrow Agreement;

                  (b) where the Escrow Property or any part thereof is dealt with or otherwise gives rise to proceeds, the security interest in such Escrow Property may cease to be perfected where the Trustee has expressly or implicitly authorized such dealing;

                  (c) we express no opinion as to the enforceability, creation or perfection of the security interest created by the Escrow Agreement with respect to any Escrow Property being proceeds which are not identifiable or traceable;

                  (d) we express no opinion with respect to the existence or absence of any liens, claims under any trust or deemed trust, encumbrances, registrations or security interests against the Company;

                  (e) we express no opinion with respect to the creation, attachment or perfection of any security interest in any Escrow Property to which the PERSONAL PROPERTY SECURITY ACT (British Columbia) (the "PPSA") does not apply;

                  (f) it is necessary to register financing change statements contemplated by the PPSA in order to establish or preserve the priority of security interest in the following circumstances:

                  (i) within 15 days after the Trustee obtains knowledge of a change of name of the Company;

                  (ii) within 15 days after the Company transfers all or part of its interest in any Escrow Property with the consent of Trustee and, in any event, within 15 days after the Trustee obtains knowledge that all or part of the Company's interest in any of the Escrow Property has been transferred (which may include transfers by operation of law).

                  Based on the foregoing and subject to the qualifications hereinafter expressed, it is our opinion that:

         1.       Each of the Company, Lignum and their respective subsidiaries
(a) is incorporated, continued or amalgamated, as applicable, and is validly existing as a corporation, in good standing under the laws of its jurisdiction of incorporation, continuance or amalgamation, as applicable, (b) has the corporate power and authority to carry on its businesses as now or proposed to be conducted as set forth in the Offering Memorandum and to own, lease and operate its properties and (c) is duly qualified and in good standing as a foreign or extra-provincial corporation, in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have or result in a Material Adverse Effect.

         2. Each of the Company and the Current Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes and to issue and deliver the Guarantees thereof and to consummate the Acquisition, the Issuance and the Redemption.

         3. The Company is the registered holder of all of the outstanding capital stock of each Guarantor and all such securities have been duly authorized, validly issued, and are outstanding as fully paid and non-assessable, were not issued in violation of any statutory pre-emptive or similar rights and to the best of such counsel's knowledge there are no other pre-emptive or similar rights.

         4. The Company and each of the Current Guarantors have taken all necessary corporate action to authorize the execution, delivery and performance of the Purchase Agreement and, to the extent execution and delivery are governed by the laws of the Province of British Columbia and/or the federal laws of Canada (together, "CANADIAN LAW"), the Purchase Agreement has been duly executed and delivered by the Company and each of the Current Guarantors. 5. The Company and each of the Current Guarantors have taken all necessary corporate action to authorize the execution, delivery and performance of the Registration Rights Agreement and, to the extent execution and delivery are governed by Canadian Law, the Registration Rights Agreement has been duly executed and delivered by the Company and each of the Current Guarantors.

         6. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the Escrow Agreement and, to the extent execution and delivery are governed by Canadian Law, the Escrow Agreement has been duly executed and delivered by the Company.

         7. The Company and each of the Current Guarantors have taken all necessary corporate action to authorize the execution, delivery and performance of the Indenture and, to the extent execution and delivery are governed by Canadian Law, the Indenture has been duly executed and delivered by the Company and each of the Current Guarantors.

         8. The Indenture and the issuance of the Senior Notes thereunder comply with all statutes relating to trust indentures in the Private Placement Provinces, including the COMPANY ACT (British Columbia); and no registration, filing or recording of the Indenture under Canadian Law or under the laws of the Private Placement Provinces is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Senior Notes issued thereunder.

         9. The Company has taken all necessary corporate action to authorize the execution and delivery of the Senior Notes and, to the extent execution and delivery are governed by Canadian Law, the Senior Notes have been duly executed and delivered by the Company.

         10. Each of the Current Guarantors has taken all necessary corporate action to authorize the execution and delivery of the Note Guarantees and, to the extent execution and delivery are governed by Canadian Law, the Note Guarantees have been duly, executed and delivered by each of the Current Guarantors.

         11. The Company has taken all necessary corporate action to authorize the issuance of the Exchange Notes.

         12. Each of the Current Guarantors has taken all necessary corporate action to authorize the issuance of the Exchange Note Guarantees.

         13. The statements set forth in the Offering Memorandum under the captions "Risk Factors--Risks Related to Our Business and the Forest Products Industry--Duties imposed by the United States on Canadian softwood lumber products have had and, until such duties are removed, will continue to have a negative effect on our net revenue and profitability," "Risk Factors--Risks Related to Our Business and the Forest Products Industry--Aboriginal land claims could affect our forest tenures or our ability to harvest timber from them", "Risk Factors--Risks Related to Our Business and the Forest Products Industry--We could lose all or part of Lignum's timber tenures if the Acquisition is determined to restrict competition unduly", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Canada-U.S. Softwood Lumber Dispute", "Our Industry--U.S.-Canada Softwood Lumber Dispute", "Certain Income Tax Considerations--Certain Canadian Federal Income Tax Considerations", "Description of Notes--Enforceability of Judgments", "Description of Notes - Additional Amounts" and "The Acquisition--Summary of Acquisition Agreement" in so far as they purport to describe (a) the provisions of the federal or provincial laws of Canada or legal conclusions with respect thereto or (b) in the case of "The Acquisition Summary of Acquisition Agreement", documents referred to therein, are accurate, fair and complete in all material respects.

         14. The execution and delivery by each of the Company, Lignum and the Current Guarantors of the Operative Documents to which it is a party do not, and the performance by each of the Company, Lignum and the Current Guarantors of its obligations under the Operative Documents to which it is a party and the consummation of the Transactions by each of the Company, Lignum and the Current Guarantors will not, constitute a breach or violation of any of the terms or provisions of, or constitute a default (or an event that with notice of the lapse of time, or both, would constitute a default) under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company, Lignum or any of the Current Guarantors (other than Permitted Liens) pursuant to, (a) any of the Company's, Lignum's or the Current Guarantors' memorandum or articles, (b) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which any of the Company, Lignum or the Current Guarantors is a party or by which any of them is bound or to which any of their properties is subject (collectively, the "MATERIAL CONTRACTS"), which individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect or (c) any statute, rule, regulation, or to the best of such counsel's knowledge, any judgment or court decree in Canada (including, without limitation, environmental laws, statutes, rules, regulations, judgments or court decrees) applicable to the Company, Lignum or the Current Guarantors or any of their respective assets or properties (whether owned or leased), which individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

         15. No (a) consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Canadian court or governmental agency, central bank, stock exchange, administrative agency or body having jurisdiction over the Company, Lignum or any of their respective subsidiaries or their properties in Canada; or (b) consent, approval or authorization in respect of the Material Contracts, is required for (1) the execution, delivery and performance by each of the Company, Lignum and the Current Guarantors of the Operative Documents to which it is or will become a party, (2) the consummation of the Acquisition, Issuance and the Redemption or
(3) the issuance and sale of the Notes, the issuance of the Guarantees and the transactions contemplated thereby, including payments of principal, interest, premium or Special Interest or Additional Amounts, except such as have been obtained and made or have been disclosed in the Offering Memorandum.

         16. To the best of such counsel's knowledge, and except as disclosed in the Offering Memorandum, there is no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, Canadian or foreign, now pending or threatened in writing to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries, is subject, that is both not disclosed in the Offering Memorandum and could reasonably be expected to have a Material Adverse Effect.

         17. The offering, issue, sale and delivery of the Senior Notes by the Company to the Initial Purchasers and the resale by the Initial Purchasers of the Senior Notes to third parties in accordance with the Purchase Agreement are exempt from the prospectus and registration requirements of the securities laws of the Private Placement Provinces and no prospectus or other document is required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the securities laws of the Private Placement Provinces to permit the offering, issue, sale and delivery of the Senior Notes by the Company or the resale by the Initial Purchasers of the Senior Notes in accordance with the Purchase Agreement, other than (a) the filing with the Authorite des marches financiers of a copy of the Offering Memorandum without delay; (b) the filing with the Ontario Securities Commission of a copy of the Offering Memorandum; (c) the filing with the British Columbia Securities Commission of a report prepared and executed in accordance with Form 45-103F4 and the filing of equivalent reports or forms with the securities regulatory authority in each of the other Private Placement Provinces; (d) the filing with the securities regulatory authority in each of the Private Placement Provinces (other than Quebec) of a report on Form 45-102F2 prepared and executed in accordance with Multilateral Instrument 45-102 ("MI 45-102"); (e) the filing with the Authorite des marches financiers of a certificate confirming that, as of the Closing Date, the Company has satisfied the conditions set out in paragraph 1 of the Decision no. 2003-6-0377 of the Authorite des marches financiers (the "AMF DECISION"); (f) payment of the prescribed filing fees in each of the Private Placement Provinces; and (g) filing with the British Columbia Securities Commission of a completed fee checklist prepared in accordance with Form 11-901F, in each case within 10 days after the date hereof.

         18. The issuance of the Exchange Notes upon conversion of the Senior Notes is exempt from the prospectus and registration requirements of the securities laws of the Private Placement Provinces and no prospectus or other document is required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the securities laws of the Private Placement Provinces to permit the issuance by the Company of the Exchange Notes provided that no commission or other remuneration is paid or given to others in respect of the issuance except for administrative, ministerial or professional services or for services performed by a registered dealer.

         19. The first trade or alienation in the Notes by an Eligible Purchaser will be exempt from the prospectus requirements of the securities laws of the Private Placement Provinces and no prospectus or other document will be required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained to permit such first trade or alienation in the Private Placement Provinces provided that:


         (a) except for Quebec, the Company is and has been a reporting issuer for the four months immediately preceding the date of the trade in one of the jurisdictions listed in Appendix B to MI 45-102;

         (b) for Quebec, the Company is and has been a reporting issuer in Quebec for the four months immediately preceding the alienation;

         (c) at least four months have elapsed from the date of the initial distribution of the Notes;

         (d) certificates representing the Notes carried the legend required by MI 45-102;

         (e) the trade is not a "control distribution" as such term is defined in MI 45-102;

         (f) no unusual effort is made to prepare the market or create a demand for the securities that are the subject of the trade;

         (g) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

         (h) if the seller is an insider or officer of the Company, the seller has no reasonable grounds to believe that the Company is in default of securities legislation.

         20. Except as disclosed in the Offering Memorandum, under current laws and regulations of Canada and British Columbia, all interest, principal, premium and Special Interest and Additional Amounts, if any, and other payments due or made on the Notes may be paid by the Company to the holder thereof in U.S. dollars.

         21. Under current laws and regulations of Canadian Law, no tax imposed, assessed, levied or collected under Canadian Law, or any taxing authority thereof, is required to be withheld from any payment made in respect of the Notes to any holder of the Notes provided that at the time of any such payment, the holder of the Note to whom such payment is made is a non-resident of Canada (a "NON-RESIDENT HOLDER") within the meaning of the INCOME TAX ACT (Canada) and is dealing with the Company and the Guarantors at arm's length for the purposes of the INCOME TAX ACT (Canada) and further provided that, at the time of such payment and during the period of twelve months preceding such payment, that Non-Resident Holder was not otherwise carrying on business in Canada.

         22. Under current laws and regulations of Canadian Law, no tax on income (including taxable capital gains) will be payable under the laws of the Province of British Columbia or under the INCOME TAX ACT (Canada) by any Non-Resident Holder in respect of the holding, sale, redemption or other disposition of the Notes, or the receipt of interest or any other amount in respect of the Notes provided that the Non-Resident Holder (i) deals with the Company and the Guarantors at arm's length within the meaning of the INCOME TAX ACT (Canada); (ii) does not use or hold and is not deemed to use or hold the Notes in carrying on business in Canada; (iii) in the case of a Non-Resident Holder that carries on any insurance business, that insurance business is not carried on in Canada; and (iv) no portion of any amounts paid under the Notes are in respect of any services rendered in Canada.

         23. No stamp duty or similar duty or tax is payable by or on behalf of the Initial Purchasers under Canadian Law in connection with (A) the authorization, execution or delivery of the Purchase Agreement, the Indenture, the Escrow Agreement or the Registration Rights Agreement or the authorization, issuance, sale or delivery by the Company to or for the respective accounts of the Initial Purchasers of the Senior Notes or (B) the initial resale and delivery outside of Canada by the Initial Purchasers of the Senior Notes to the Eligible Purchasers.

         24. None of the Company, Lignum or any of their respective subsidiaries has any sovereign immunity from any action, suit, proceeding, execution or set-off in respect of its obligations under the Operative Documents to which it is a party.

         25. The Company is a reporting issuer, or its equivalent, under the securities laws of each of the Private Placement Provinces that recognizes the concept of reporting issuer status, is not included in the list of defaulting reporting issuers maintained by any of the Canadian Commissions, and is a "qualifying issuer" for the purposes of Multilateral Instrument 45-102 of the Canadian Securities Administrators and corresponding provisions of the Canadian Securities Laws and meets the conditions of paragraph 1 of the AMF Decision.

         26. In an action on a final and conclusive judgment in personam of any federal or state court in the State of New York (a "NEW YORK COURT") that is not impeachable as void or voidable under New York law for a sum certain, a court of competent jurisdiction in the Province of British Columbia (a "B.C. COURT") would give effect to the appointment by the Company and each of the Current Guarantors of CT Corporation System of New York, New York, as their agent to receive service of process in the United States of America under the Purchase Agreement, the Escrow Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Guarantees thereof and the Company and each of the Current Guarantors has the corporate power to submit and have taken all necessary corporate action to submit to the exclusive jurisdiction of a New York Court.

         27. If the Purchase Agreement, the Escrow Agreement, the Registration Rights Agreement, the Indenture, the Notes or the Guarantees thereof are sought to be enforced in the Province of British Columbia in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a B.C. Court would, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy as that term is applied by a B.C. Court ("PUBLIC POLICY"), recognize the choice of New York law and, upon appropriate evidence as to such law being adduced as a fact by expert evidence, apply such law to all issues that under the conflict laws of rules of a B.C. Court are to be determined in accordance with the proper or general law of contract, provided that none of the provisions of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes or the Guarantees thereof, or of applicable New York law, are contrary to Public Policy; PROVIDED, HOWEVER, that, in matters of procedure, British Columbia laws will be applied, and a B.C. Court will decline to apply New York law if it would be inconsistent with Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere or if it characterizes New York law as being of a revenue, penal or public law in nature. To the best of such counsel's knowledge, the choice of New York law to govern the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Guarantees thereof was not made for the purpose of evading another system of law and such choice of law would not offend Public Policy.

         28. Canadian Law permits an action to be brought in a B.C. Court on a final and conclusive judgment in personam of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes or the Guarantees thereof, that is not impeachable as void or voidable under New York law and that is for a sum certain if: (A) the New York Court that rendered such judgment had jurisdiction over the judgment debtor, as recognized by a B.C. Court (and submission by the Company and the Guarantors in the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes will be deemed sufficient for such purpose); (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with Public Policy or contrary to any order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (Canada) or the COMPETITION TRIBUNAL UNDER THE COMPETITION ACT (Canada) in respect of certain judgments, laws and directives having effects on competition in Canada;
(C) the enforcement of such judgment in Canada does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (D) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by a B.C. Court; and (E) the action to enforce such judgment is commenced within the applicable limitations period, except that a B.C. Court may stay an action to enforce a foreign judgment if an appeal is pending or the time for appeal has not expired; provided that the enforceability of such judgment may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and provided that under the CURRENCY ACT (Canada), a B.C. Court may only give judgment in Canadian dollars.

         29. Such counsel has no reason to believe that a B.C. Court would consider the enforcement of a judgment given by a court of competent jurisdiction for payment of principal, interest, premium and Special Interest and Additional Amounts, if any under the Notes to constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws.

         30. The Company has taken all necessary corporate action to authorize the form of global certificate representing the Notes and there are no applicable provisions of the COMPANY ACT (British Columbia) related to the form of certificate of notes.

         31. Access to the B.C. Courts is not subject to any conditions which are not applicable to residents of the Province of British Columbia or a corporation organized in any part of Canada except that (a) individuals or corporations who do not reside in the Province of British Columbia may be required to post security for the costs of litigation initiated by them; (b) non-resident corporations may be required to make a filing under the COMPANY ACT (British Columbia); and (c) access to the B.C. Courts may be restricted as a matter of Public Policy.

         32. The Company has taken all necessary corporate action to authorize each of the Redemption and the Issuance.

         33. To the best of such counsel's knowledge, no stop order or cease trade order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by the Purchase Agreement are subject to the prospectus filing requirements of Canadian Securities Laws, has been issued.

         34. The Company and Leslie J. Kerr Ltd. have taken all necessary corporate action to authorize the Acquisition and the execution and delivery of the Acquisition Agreement and the Acquisition Agreement has been duly executed and delivered by the Company and Leslie J. Kerr Ltd., John C. Kerr and Tim C. Kerr and is a legal, valid and binding obligation of the Company, Leslie J. Kerr Ltd., John C. Kerr and Tim C. Kerr, enforceable against each of them in accordance with its terms.

         35. The Escrow Agreement is sufficient to create, in favor of the Trustee on behalf of the holders of the Notes, a valid security interest in any Escrow Property in which the Company now has rights and in any Escrow Property in which the Company hereafter acquires rights when those rights are acquired by the Company, to the extent that the validity of a security interest in such property is governed by the laws of the Province of British Columbia.

         36. All filings, recordings and registrations in public offices as are necessary at the date of this opinion under the laws of the Province of British Columbia to perfect, preserve and protect the security interest in the Escrow Property created by the Escrow Agreement have been duly made in the Province of British Columbia. SCHEDULE C hereto sets forth the details of such registrations. Other than as set forth above, no further or subsequent filing, re-filing, recording, re-recording, registering or re-registering of the Escrow Agreement, or any financing statements relating thereto in the Province of British Columbia, will be necessary in order to perfect or continue the perfection of the security interest granted or created thereby in the Escrow Property.

         37. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the authorization and direction letter (the "AUTHORIZATION AND DIRECTION LETTER"), dated February 6, 2004, among the Company and the other parties thereto and the Authorization and Direction Letter is the legally valid and binding obligation of the Company and each of the other parties thereto, enforceable against each of them in accordance with its terms, except to the extent (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         38. The confirmation and subordination letter (the "CONFIRMATION AND SUBORDINATION LETTER"), dated February 10, 2004, executed by Computershare Trust Company of Canada ("COMPUTERSHARE") and addressed to the Trustee, is the legally valid and binding obligation of Computershare, enforceable against it in accordance with its terms, except to the extent (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


         This opinion is being furnished to the holders of the Notes solely for their benefit and may not be relied upon for any purpose by any other person, except that any subsequent holder of the Notes in accordance with the Purchase Agreement may rely upon this opinion as if it were specifically addressed and delivered to such holder on the date hereof.


                                                     Yours truly,


                                                     Bull, Housser & Tupper

                                    EXHIBIT E



         FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP



         Terms used, but not defined herein, have the meanings assigned thereto in the Purchase Agreement, dated as of February __, 2004, among the Company, the Current Guarantors and the Initial Purchases.

         1. Insofar as execution and delivery matters with respect to the Company are governed by New York law, each of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Senior Notes have been duly executed and delivered by the Company.

         2. Insofar as execution and delivery matters with respect to the Current Guarantors are governed by New York law, each of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Note Guarantees have been duly executed and delivered by the Current Guarantors.

        3. Assuming the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Current Guarantor, in each case in accordance with the laws of British Columbia, the Registration Rights Agreement is a valid and legally binding obligation of the Company and each Current Guarantor, and when duly authorized, executed and delivered by Lignum in accordance with the laws of British Columbia, will constitute a valid and legally binding obligation of Lignum, in each case enforceable against each such entity in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable.

         4. Assuming the Indenture has been duly authorized, executed and delivered by the Company and each Current Guarantor, in each case in accordance with the laws of British Columbia, and assuming due execution and delivery by the Trustee in accordance with the terms thereof, the Indenture is a valid and legally binding obligation of the Company and each Current Guarantor, and when duly authorized, executed and delivered by Lignum in accordance with the laws of British Columbia, will constitute a valid and legally binding obligation of Lignum, in each case enforceable against each such entity in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description contained in the Offering Memorandum under the caption "Description of Notes."

         5. Assuming the Senior Notes have been duly authorized, executed and delivered by the Company in accordance with the laws of British Columbia, when executed and delivered in the manner provided for in the Indenture against payment of the purchase price therefor as provided in the Purchase Agreement, the Senior Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Senior Notes (including the Note Guarantees), when issued and delivered, will conform in all material respects to the description contained in the Offering Memorandum under the caption "Description of Notes."

         6. Assuming the Note Guarantees have been duly authorized, executed and delivered by each Current Guarantor, in each case in accordance with the laws of British Columbia, when the Indenture and the Senior Notes, including the Note Guarantees, are executed, issued and delivered in the manner provided for in the Indenture against payment of the purchase price therefor as provided in the Purchase Agreement, the Note Guarantees will constitute valid and legally binding obligations of each Current Guarantor, enforceable against each such entity in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         7. When and assuming that the Supplemental Indenture is duly authorized, executed and delivered by Lignum in accordance with the laws of British Columbia and the terms of the Indenture, the Supplemental Indenture will constitute a valid and legally binding obligation of Lignum, enforceable against Lignum in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         8. The statements set forth in the Offering Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the

Registration Rights Agreement, the Escrow Agreement and, when issued and delivered, the Exchange Notes (including the Exchange Note Guarantees), are accurate in all material respects.

         9. Assuming the Escrow Agreement has been duly authorized, executed and delivered by the Company in accordance with the laws of British Columbia, the Escrow Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         10. The statements in the Offering Memorandum under the captions "Notice to Investors" and "Plan of Distribution," to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions of them, are accurate in all material respects. The statements in the Offering Memorandum under the heading "Certain Income Tax Considerations--Certain United States Federal Income Tax Considerations," to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

         11. Based upon the representations, warranties and agreements of the Company and the Current Guarantors in Section 4 and Section 5(a) (other than clauses (xlvi) and (lii)) of the Purchase Agreement and of the Initial Purchasers in Section 5(b) of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Senior Notes (including the Note Guarantees) to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Senior Notes by the Initial Purchasers in accordance with the Purchase Agreement, to register the Senior Notes (or the Note Guarantees) under the Act or to qualify the Indenture under the Trust Indenture Act, it being understood that we express no opinion as to any subsequent resale of the Senior Notes (including the Note Guarantees).

         12. The Company, Lignum and the Current Guarantors are not and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds therefrom as described in the Offering Memorandum under the heading "Use of Proceeds," will not be required to be registered as an investment company under the Investment Company Act.

         13. Assuming (A) that the representations and warranties of the Initial Purchasers set forth in the Purchase Agreement are true and correct and compliance by the Initial Purchasers with the covenants and agreements set forth in the Purchase Agreement and (B) that the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement are true and correct and compliance by the Company and the Guarantors with the covenants and agreements set forth in the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which we express no opinion) is required under any Applicable Law for the issuance, authentication or sale of the Senior Notes (including the Note Guarantees) or the performance by the Company and the Current Guarantors of their obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Escrow Agreement, except as may be required in connection with the registration of the Senior Notes (including the Note Guarantees) under the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act. For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For purposes of this opinion, the term "Applicable Law" means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement.

         14. After giving effect to the issuance of the Senior Notes on the date of this letter, and assuming that (A) the representations of the Escrow Agent set forth in the Escrow Agreement are and will remain true, (B) the Escrow Agent will comply with its obligations under the Escrow Agreement, and (C) there is no agreement or understanding other than the Escrow Agreement which governs the rights and obligations of the Escrow Agent with respect to the Account (as defined in the Escrow Agreement), the Escrow Agent has a valid and perfected security interest (the "Security Interest"), for the benefit of the holders of the Senior Notes and the Escrow Agent, to secure the Escrow Property (as defined in the Escrow Agreement), in all right, title and interest of the Company in and to the Account, the financial assets credited to the Account and the security entitlements in those financial assets. Assuming that on the date of this letter the Initial Purchasers and the Escrow Agent do not have notice of any adverse claim to the Account, the "financial assets" (as defined in Section 8-102 of the NY-UCC) credited to the Account or the "security entitlements" (as defined in
Section 8-102 of the NY-UCC) in those financial assets, then the Security Interest has priority over any other security interest in the same collateral which can be perfected under the NY-UCC.

         15. Under the laws of the State of New York relating to submission to jurisdiction, the Company and each of the Current Guarantors have, pursuant to Section 16 of the Purchase Agreement, Section __ of the Indenture, Section __ of the Supplemental Indenture and Section __ of the Registration Rights Agreement, and the Company has, pursuant to Section 3.2 of the Escrow Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, in any action arising out of or relating to the Purchase Agreement or the transactions contemplated thereby or the Indenture, the Supplemental Indenture, the Escrow Agreement or the Registration Rights Agreement, as the case may be, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and validly and irrevocably appointed the Authorized Agent as their authorized agent for the purpose described in the Purchase Agreement, the Indenture, the Supplemental Indenture, the Escrow Agreement and the Registration Rights Agreement, as the case may be; and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over the Company and each Current Guarantor, as the case may be. This opinion (15) is subject to the qualification that we express no opinion as to the enforceability of forum selection clauses in the federal courts.

         16. Under the laws of the State of New York relating to submission to jurisdiction, when the Purchase Agreement, the Supplemental Indenture and the Registration Rights Agreement are duly authorized, executed and delivered by Lignum, Lignum will have, pursuant to Addendum A to the Purchase Agreement, Section __ of the Supplemental Indenture and Addendum A to the Registration Rights Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, in any action arising out of or relating to the Purchase Agreement or the transactions contemplated thereby or the Indenture or the Registration Rights Agreement, as the case may be, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and validly and irrevocably appointed the Authorized Agent as their authorized agent for the purpose described in the Purchase Agreement, the Indenture and the Registration Rights Agreement; and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over Lignum. This opinion (16) is subject to the qualification that we express no opinion as to the enforceability of forum selection clauses in the federal courts.

                                      * * *

                  In connection with the preparation of the Offering Memorandum, we have participated in conferences with representatives of the Initial Purchasers and with certain officers and employees of, and independent public accountants for, the Company and Lignum, at which the contents of the Offering Memorandum and related matters were discussed and although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to investigate or verify independently and do not assume responsibility for, the accuracy or completeness of the statements contained in the Offering Memorandum (other than as explicitly stated in paragraph 9 above), based upon that participation and review, no facts have come to our attention to lead us to believe that (except for the financial statements and other financial data included or omitted from those documents as to which we express no belief), the Offering Memorandum as of its date contained, or on the date of this letter contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.